Exhibit 10.1


AGREEMENT concluded between DR. LUIS R. SUAREZ ("DR. SUAREZ") and A.C.M.T. DE MEXICO S.A. DE C.V. ("ACMT"), represented by Mr. M. Ismael Silva Lopez, COO & Executive Vice President and Mr. Andres Alvarez Cerecedo, Vice President-Administration, approved by NOXSO CORPORATION ("NOXSO") represented by Richard J. Anderson, its CEO & President, and agreed to by SOUTHWEST MANAGEMENT ("SOWEST") represented by Wynn L. Westmoreland, its CEO & President.

WHEREAS ACMT is a subsidiary of NOXSO and has the rights to a system for the construction of housing under agreements with SOWEST; and

WHEREAS ACMT has the rights to the development, urbanization and construction of several real estate projects involving low-income and other housing in Mexico on properties owned by unions in Mexico or with representatives of such union under their names and on properties where one or more of such parties have agreements to purchase and develop such properties in the future; and

WHEREAS DR. LUIS SUAREZ has the capacity, the willingness and the desire to provide ACMT with the necessary development and construction financing for the development of such low-income and other housing projects;


NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

ACMT, SOWEST and NOXSO (collectively the "Company") represents and guarantees to DR. LUIS SUAREZ pursuant to this Agreement as follows:

1. That the Company has the rights under an agreement with CONSTRUCTORA E INMOBILIARIA CIFASA S.A DE C.V. ("CIFASA"), who has a direct agreement with The National Confederacy of Merchants and Lenders of Service Union and Affiliated to the Congress of Work to five real estate projects for the development and construction of medium to low-income housing which shall be constructed using the system of SOWEST, and in accordance with the agreement the Company is to obtain the development and construction financing to develop and to construct such low-income housing.

2. That the Company has rights under other verbal and written agreements with other parties that have similar projects and in accordance with those agreements the Company would be responsible is to obtain the development and construction financing and to develop and to construct the housing as provided for in the agreements.

3. That the Company has the experienced and capable management and personnel, and hereby commits to being responsible for supervision, beginning with the laying of the foundation, the interior and exterior walls, the floor slabs and the rooftops, through the completion of all homes within the projects of pursuant to local, state, and Mexican federal construction regulations.

4. That the Company hereby commits to utilizing the best efforts, experience and expertise used by its patented construction system in the foundation, interior and exterior walls, floor slabs and rooftops, recommended and approved by the financial sources and/or local regulations, and to use techniques in the construction of the housing rooftops and to identify the levels of responsibility for such homes within the Company for each project. Responsibility shall be identified and limited to the scope of construction of housing under each project agreement.

5. That the Company shall be responsible for working with and obtaining from the project owner's and their respective sources timely payments for the each of the finished house, and to pay punctually pursuant to the terms and conditions of this Agreement, the development, urbanization and construction financing as is specified further on.

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6. That the Company shall be responsible for all the material and personnel costs related to the areas falling under its scope of responsibility within the projects, as well as all subcontractors or personnel utilized in its areas of responsibility pursuant to this Agreement, and in accordance with all related payments of the contracts and commitments related to the projects at the time of receipt of payment for each finished house; and

7. That the Company shall be responsible for participating and cooperating with all parties related to each project and for obtaining the approval of the other signatories, for the development of the various sale prices for the houses in each of the projects, and to participate, assist and cooperate with the project owners and their respective financial sources in the preparation of documents as required for the sources to pay the full amount of the sales price for each of the finished houses on a timely basis.

8. That the Company shall be responsible for the development of cost and expense budgets for each type of housing in each of the projects within the sales prices developed for the projects.

9. That the Company, in exchange for the fulfillment of the commitments and guarantees of Dr. Suarez as set forth herein below, hereby commits to divide with Dr. Suarez and the Project Owner, the net profits from the sales proceeds of the finished houses after the payment of (i) all of the costs and expenses related to the developed and urbanized property of each project, (ii) all of the costs and expenses related to the construction of the finished houses and (iii) the payment of all costs and the principal related to the development, urbanization and construction financing. The net profits are anticipated to be divided between the Project Owner, Dr. Suarez and the Company at the rate of 33.33% each

DR. LUIS R. SUAREZ ("Dr. Suarez") represents and guarantees to the other signatories his responsibilities pursuant to this Agreement, which are as follows:

10. Dr. Suarez shall be responsible for obtaining the financial captial and resources for the development and urbanization of the property of all of the projects with the Company.

11. Dr. Suarez shall be responsible to obtain sufficient the financial captial and resources to fund and pay for 100% of all of the construction costs for the projects, and for the land, as required, in accordance with the approved budgets and expenses established for each project and any other conditions set forth in this document.

12. Dr. Suarez shall have the right to participate in the sales pricing and related cost and expense budgets of each of the projects under this agreement.

13. Dr. Suarez shall be responsible for working in mutual agreement with the Company and the project owners until full payment for the completed houses has been obtained, and hereby commits to working closely with the Company and the project owners and their respective financial sources in obtaining such payments for the houses, and to be able to pay the Company and all subcontractors and personnel punctually, as agreed in all contracts and subcontracts.

14. Dr. Suarez and the Company are responsible for mutually participating and cooperating with project owners in obtaining all of the required approvals in the development of the sale prices for the houses as set forth in each of the projects, and to participate and cooperate with project owners and others, as required, to obtain the approval of the other signatories, for the development of expense budgets for each type of housing in each of the projects.

MUTUAL REPRESENTATION OF THE PARTIES

The Company and Dr. Suarez (the "Parties") mutually agree, each individually represented and authorized as follows:

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15. Organization: Each of the companies is a duly organized corporation, created pursuant to the laws of Mexico and the United States of America. The companies are registered and duly qualified to conduct business, and are in the position of setting up agencies or branches in each jurisdiction corresponding to them, as may be proper. Dr. Suarez has the capacity and is duly qualified to conduct business and to act independently for himself in all respponsibilities, commitments and actions set forth in and related to this agreement and all of the terms thereof.

16. Authorization: All approvals and actions on the part of the Company and Dr. Suarez as necessary or required for the execution and delivery of this Agreement, as well as for the completion of the transactions contemplated in this document - have been or will be obtained on or before the date of the final Agreements.

17. Validity: This Agreement is a valid and legal Contract. The Parties shall not violate this Agreement nor will they commit a violation of any term or provision of any legal necessity.

18. Consents. The valid execution, delivery, or interpretation of this Agreement by the Parties hereto shall not require any consent, approval, qualification, order or authorization from any governmental office.

19. Definitive Agreements. The Parties shall carry out real estate housing development projects and definitive projects which shall incorporate the general terms and conditions of this Agreement and any subsequent negotiations between the Parties. These definitive agreements shall be completed before August 23, 2004, and shall contain, among other things, representations, guarantees and indemnities. Such representations, guarantees and indemnities shall be pertinent to the development of each project pursuant to the individual agreements of each project, together with the definitive annexes for the construction of housing by the Company utilizing its construction system, including the specific terms, responsibilities, conditions and necessities for each of the projects of the Parties.

20. Expenses. Each of the Parties shall be responsible for all of its own expenses (including, without restriction, legal and accounting fees), including the transactions observed in this Agreement, but shall have the right to be reimbursed for any amounts that are acknowledged by the Parties.

21. Counterparts. This Agreement may be executed in any number of originals or counterparts, each of which shall be of equal force and effect. Clauses. The Clauses of this Agreement are there for use by the Parties and shall not affect the construction of any provision of this Agreement.

The undersigned have executed this Agreement as of August 23, 2004, and the terms and conditions contained herein reflect our understanding and mutual agreement.

A.C.M.T. DE MEXICO S.A. DE C.V. DR. LUIS R. SUAREZ

/s/ M. Ismael Silva Lopez                         /s/ Luis R. Suarez
--------------------------------                --------------------------------
M. Ismael Silva Lopez                            Dr. Luis R. Suarez
                                                 Executive Vice-President
/s/ Andres Alvarez Cerecedo
---------------------------------
Andres Alvarez Cerecedo
Vice-President-Administration

Approved:                                          Agreed:
NOXSO CORPORATION                                  SOUTHWEST MANAGEMENT

/s/  Richard J. Anderson                           /s/ Wynn L. Westmoreland
--------------------------------                --------------------------------
Richard J. Anderson                                Wynn L. Westmoreland
President & CEO                                    President & CEO